UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009 (December 11, 2009)

Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

11711 West 79th Street, Lenexa, KS		66214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on November 24, 2009, Mediware Information Systems, Inc., a New York corporation (the “Company”), and Advantage Reimbursement, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Advantage LLC”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Healthcare Automation, Inc., a Rhode Island corporation (“HAI”), and David A. Belhumeur (“Belhumeur”) and Kenneth J. Pereira (“Pereira”), the sole shareholders of HAI (together, the “Shareholders”).  On December 11, 2009, the Company, Advantage LLC, HAI and the Shareholders entered into an Amended and Restated Purchase Agreement (the “Restated Purchase Agreement”), amending and restating the terms of the Asset Purchase Agreement.  Among other things, the Restated Purchase Agreement modifies the terms of the Asset Purchase Agreement to provide for the purchase by the Company of 100% of the outstanding capital stock of HAI from the Shareholders in lieu of the purchase by the Company of substantially all of the assets of HAI.

The representations and warranties made by the parties in the Restated Purchase Agreement are made as of specific dates and are qualified and limited, including by information contained in the confidential disclosure schedules that were provided in connection with the execution of the Restated Purchase Agreement.  Moreover, certain representations and warranties in the Restated Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. Therefore, investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective affiliates.

The foregoing description of the Restated Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Purchase Agreement filed as Exhibit 10.1 hereto which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

By press release dated December 14, 2009, the Company announced it has consummated the acquisition of the business of Advantage Reimbursement, Inc. and the capital stock of Healthcare Automation, Inc. A copy of the press release announcing the acquisition is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 10.1
Amended and Restated Purchase Agreement, dated December 11, 2009, by and among Mediware Information Systems, Inc., Advantage Reimbursement, LLC, Healthcare Automation, Inc., David A. Belhumeur and Kenneth J. Pereira

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated December 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC.

Date: December 14, 2009	By:	/T/Kelly Mann
T. Kelly Mann
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Purchase Agreement, dated December 11, 2009, by and among Mediware Information Systems, Inc., Advantage Reimbursement, LLC, Healthcare Automation, Inc., David A. Belhumeur and Kenneth J. Pereira

99.1	Press Release of Mediware Information Systems, Inc., dated December 14, 2009